UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 15, 2006
                        (Date of earliest event reported)


                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                  NEVADA                                20-2033200
                  ------                                ----------
     (State or other jurisdiction of        (IRS Employer Identification No.)
      incorporation or organization)
                                                           1311
                                                           ----
                                              (Primary Standard Industrial
                                                  Classification Code)
       675 BERING DRIVE, SUITE 200
              HOUSTON, TEXAS                              77057
              --------------                              -----
(Address of principle executive offices)               (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.02     TERMINATION OF MATERIAL AGREEMENT

     The Company, joined by Exxon Mobil Corporation, Harding Company, PS Gas Partners, L.P. and Eagle Oil & Gas Co., has executed a Termination Agreement dated December 15, 2006, which provides for termination of certain existing agreements among the parties effective as of the date of the filing of the certificate of formation of the new partnership known as DDJET Limited LLP (the "Partnership") described in Item 2.01 below. The effective termination excludes three existing oil and gas leases and one existing well currently in the drilling process for which the agreements to be terminated will remain in effect only until the casing is set on the well or until the well is plugged, and the drilling rig vacates the lease. At such time, the excluded leases shall automatically become a part of the Partnership and the agreements shall be deemed finally terminated. The specific agreements which will terminate under this Termination Agreement are (i) that certain Lease Acquisition and Exploration Agreement - Dallas, Denton, Ellis, Johnson and Tarrant Counties, Texas, dated June 29, 2005, as amended by that certain Purchase and Sale Agreement and Amendment of Lease Acquisition and Exploration Agreement - Dallas, Denton, Ellis, Johnson, and Tarrant Counties, Texas, dated June 12, 2006, between Harding Company and Exxon Mobil Corporation, together with all exhibits thereto including without limitation the Operating Agreement (the "E&P Agreement"), (ii) that certain Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P venture signed on June 24, 2005, by Harding Company and Exxon Mobil Corporation (the "Gas MOU"), and
(iii) that certain Heads of Agreement between Harding Company and Exxon Mobil Corporation dated as of May 9, 2006, by and among Harding Company, Exxon Mobil Corporation, Petrosearch Energy Corporation, PS Gas, LLC (individually and as general partner on behalf of PS Gas Partners, L.P.) and Eagle Oil & Gas Co. (the "HOA"). We expect to execute a similar Termination Agreement with Harding Company and our subsidiary, Barnett Petrosearch, L.L.C., which would terminate the Program Agreement described in Item 2.01 below.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On December 15, 2006, our wholly owned subsidiary Barnett Petrosearch, L.L.C. ("Barnett") executed a Partnership Agreement providing for our acquisition of a partnership interest in DDJET Limited LLP, (the "Partnership") for the development of Barnett Shale properties in the Fort Worth Basin, Texas. As a result of the transaction, Barnett now owns a 5.54455% interest in the Partnership along with partners Metroplex Barnett Shale, LLC (a wholly owned subsidiary of Exxon Mobil Corporation) which will direct operations, and Cinco County Barnett Shale LLC, (a privately held Dallas-based company).

     The Partnership's assets include all leases acquired to date within an eight-county contract area in North Texas by the parties to the prior agreements described in Item 1.02 above, together with associated facilities, including nearly 100 miles of pipeline and an option on a separate pipeline right of way. Future oil and gas leases acquired in the contract area will also become Partnership assets as acquired. Gas production from the six wells drilled while the prior agreements were in force is expected to commence in early 2007. Under the Partnership Agreement, each partner shall separately take its distributive share of gas production in kind and market its gas.

     Pursuant to the First Amended and Restated Program Agreement dated February 6, 2006, between Harding Company and us, as amended by Second Amended and Restated Program

Agreement dated August 25, 2006 (collectively, the "Program Agreement"), we previously obtained the right to acquire a 14% working interest in the Barnett Shale oil and gas leases referenced in the E&P Agreement and the right to access the Gas MOU for purposes of evacuating our share of the gas produced from the wells. Through the period from the inception of the Program Agreement through November 30, 2006, we incurred financial obligations totaling $8,771,112 related to our 14% interest in the Barnett Shale project under both the E & P Agreement and the Program Agreement. As disclosed in our Form 8-K filing on December 11, 2006, we recently completed a private placement of securities for $3,200,000, the proceeds of which were utilized to meet these project financial obligations prior to the formation of the Partnership.

     Under the Program Agreement, we did not have any ownership interest in the pipeline assets and rights of way. Under the Partnership Agreement, the partners have contributed to the Partnership all of their respective ownership rights in the project oil and gas leases. Additionally, Exxon Mobil Corporation has caused the pipeline assets to be contributed, including rights of way, existing equipment and options to acquire additional pipelines and rights of way. Based upon the relative values attributed by the partners to the oil and gas leases contributed by all partners as compared to the pipeline assets contributed  only  by  Exxon  Mobil  Corporation's  affiliate,  the  partnership percentages were adjusted resulting in our interest decreasing from 14% pre-Partnership formation to 5.54455%, post- Partnership formation. Due to these adjustments, the partners have reconciled with one another based on the new percentages for the period from May 1, 2006, forward, resulting in credits and cash payments to us lowering our net investment in the project to date to $5,164,795. In management's opinion, the relative value attributed to our Partnership interest per total dollars invested exceeds the value of our pre-Partnership interest per total dollars invested.

     The Partnership Agreement provides for an initial agreed capital and cash and non-cash operating expense budget which runs through calendar 2008. The initial budget cannot be amended unless unanimously agreed to by the partners. In addition to the $5,164,795 investment to date our capital requirement through 2008 based upon our Partnership percentage is approximately $18,300,000. We expect to fund these requirements through production revenues from the project, debt and/or sales of our securities. The Partnership will continue its leasing activities within the 8-county contract area but the current oil and gas lease inventory is sufficient to support all Partnership drilling activities through the initial budget period.

     The Partnership Agreement provides that if a partner does not meet its financial obligations on a timely basis, the defaulting partner can be, among other available remedies, expelled from the Partnership. If this occurs and if unanimous agreement as to the value of the defaulting partner's Partnership interest cannot be reached, then the value of that partner's interest will be determined using the Partnership's appraisal methods. All accrued obligations and fees related to the valuation would then be deducted. The resulting figure would then be further reduced by an additional thirty percent (30%) to achieve a figure which is the amount which would be paid to the defaulting partner for its interest upon expulsion.

     The terms and conditions of the transaction were the result of arms-length negotiation between the parties. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
Number     Description
------     -----------

10.1       Partnership Agreement dated December 15, 2006
99.1       Press release dated December 18, 2006


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PETROSEARCH ENERGY CORPORATION
Date:  December 20, 2006
                                      By:  /s/ Richard D. Dole
                                           -------------------------------------
                                           Richard D. Dole
                                           Chief Executive Officer and President